Exhibit 99.1
Upstart Announces Second Quarter 2023 Results

SAN MATEO, Calif. – August 8, 2023 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for its second quarter of fiscal year 2023 ended June 30, 2023. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

"As a result of our efforts over the past year to improve efficiency and operating leverage in our business, we achieved record-high contribution margin and positive cash flow in Q2," said Dave Girouard, co-founder and CEO of Upstart. "While the economic environment continues to be challenging, Upstart has the opportunity to grow quickly and profitably when we return to a normalized economy. We’re in the pole position to lead the industry to an AI-enabled future that dramatically improves access to credit for hundreds of millions of Americans."

Second Quarter 2023 Financial Highlights
•Revenue. Total revenue was $136 million, a decrease of 40% from the second quarter of 2022. Total fee revenue was $144 million, a decrease of 44% year-over-year.

•Transaction Volume and Conversion Rate. Lending partners originated 109,447 loans, totaling $1.2 billion across our platform in the second quarter of 2023, down 64% from the same quarter of the prior year. Conversion on rate requests was 9% in the second quarter of 2023, down from 13% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(33.3) million, down from $(32.1) million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(28.2) million, up from $(29.9) million in the second quarter of the prior year. Adjusted net income (loss) was $5.4 million, up from $1.0 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(0.34), and diluted adjusted earnings per share was $0.06 based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $95.9 million in the second quarter of 2023, down 21% year-over-year, with a contribution margin of 67% compared to a 47% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $11.0 million, up from $5.5 million in the same quarter of the prior year. The second quarter 2023 adjusted EBITDA margin was 8% of total revenue, up from 2% in the same quarter of the prior year.

Financial Outlook
For the third quarter of 2023, Upstart expects:
•Revenue of approximately $140 million
◦Revenue From Fees of approximately $150 million
◦Net Interest Income (Loss) of approximately $(10) million
•Contribution Margin of approximately 65%
•Net Income (Loss) of approximately $(38) million
•Adjusted Net Income (Loss) of approximately $(2) million
•Adjusted EBITDA of approximately $5 million
•Basic Weighted-Average Share Count of approximately 84.5 million shares
•Diluted Weighted-Average Share Count of approximately 84.5 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on August 8, 2023. To access the call in the U.S. and Canada, dial +1 877-400-0505, conference code 2527927, and outside of the U.S. and Canada, dial +1 313-209-4906, conference code 2527927. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with zero documentation to upload. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the third quarter of 2023 and our opportunities to grow quickly and profitably in the future and to lead the lending industry to an AI-enabled future. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our future growth prospects and financial performance; our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including in the securitization and whole loan sale markets; the effectiveness of our credit decisioning models and risk management efforts; our ability to achieve the expected cost savings from our reductions in workforce; geopolitical events, such as the Russia-Ukraine conflict; our ability to retain existing, and attract new, lending partners; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating lending partner during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating lending partner during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, certain employer payroll taxes on employee stock transactions, and reorganization expenses. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	June 30,
	2022	2023
Assets
Cash	$422,411	$443,672
Restricted cash	110,056	66,221
Loans (at fair value)	1,010,421	837,565
Property, equipment, and software, net	44,168	47,010
Operating lease right of use assets	86,335	80,349
Beneficial interests (at fair value)	—	28,664
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $42,648 and $47,585 at fair value as of December 31, 2022 and June 30, 2023, respectively)	154,351	151,919
Total assets	$1,936,054	$1,763,712
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$18,715	$6,937
Payable to investors	90,777	44,049
Borrowings	986,394	930,653
Accrued expenses and other liabilities (includes $8,820 and $6,927 at fair value as of December 31, 2022 and June 30, 2023, respectively)	66,946	47,689
Operating lease liabilities	100,787	96,239
Total liabilities	1,263,619	1,125,567
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 81,259,676 and 83,811,484, shares issued and outstanding as of December 31, 2022 and June 30, 2023, respectively	8	8
Additional paid-in capital	714,871	838,000
Accumulated deficit	(42,444)	(199,863)
Total stockholders’ equity	672,435	638,145
Total liabilities and stockholders’ equity	$1,936,054	$1,763,712

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenue:
Revenue from fees, net	$258,345	$143,689	$572,327	$260,830
Interest income and fair value adjustments, net:
Interest income	28,974	33,916	44,108	79,231
Interest expense	(2,313)	(4,282)	(3,272)	(11,414)
Fair value and other adjustments	(56,844)	(37,557)	(74,865)	(89,954)
Total interest income and fair value adjustments, net	(30,183)	(7,923)	(34,029)	(22,137)
Total revenue	228,162	135,766	538,298	238,693
Operating expenses:
Sales and marketing	105,212	23,891	238,661	55,329
Customer operations	51,072	36,797	99,479	77,387
Engineering and product development	57,045	57,974	107,036	168,045
General, administrative, and other	46,940	50,448	90,396	103,111
Total operating expenses	260,269	169,110	535,572	403,872
Income (loss) from operations	(32,107)	(33,344)	2,726	(165,179)
Other income, net	2,260	5,197	138	7,794
Net income (loss) before income taxes	(29,847)	(28,147)	2,864	(157,385)
Provision for income taxes	24	18	43	34
Net income (loss)	$(29,871)	$(28,165)	$2,821	$(157,419)

Net income (loss) per share, basic	$(0.36)	$(0.34)	$0.03	$(1.91)
Net income (loss) per share, diluted	$(0.36)	$(0.34)	$0.03	$(1.91)
Weighted-average number of shares outstanding used in computing net income per share (loss), basic	83,833,963	83,130,638	84,031,109	82,524,403
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	83,833,963	83,130,638	94,509,060	82,524,403

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2022	2023
Cash flows from operating activities
Net income (loss)	$2,821	$(157,419)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of financial instruments	49,103	98,638
Stock-based compensation	55,379	106,705
Gain on loan servicing arrangement, net	(17,732)	(6,960)
Depreciation and amortization	6,135	10,866
Non-cash interest expense	1,537	1,533
Other	—	(1,917)
Net changes in operating assets and liabilities:
Purchase of loans held-for-sale	(5,922,801)	(1,250,346)
Proceeds from sale of loans held-for-sale	5,431,635	1,266,604
Principal payments received for loans held-for-sale	66,790	101,829
Other assets	13,196	(3,826)
Operating lease liability and right-of-use asset	5,265	1,438
Accounts payable	15,079	(11,786)
Payable to investors	(1,886)	(50,836)
Accrued expenses and other liabilities	(24,959)	(17,871)
Net cash provided by (used in) operating activities	(320,438)	86,652

Cash flows from investing activities
Purchase of loans held-for-investment	(13,876)	(83,868)
Proceeds from sale of loans held-for-investment	83	—
Principal payments received for loans held-for-investment	18,524	50,427
Principal payments received for notes receivable and repayments of residual certificates	3,912	2,996
Acquisition of beneficial interests	—	(26,427)
Purchase of non-marketable equity securities	(1,000)	—
Purchase of property and equipment	(5,578)	(1,150)
Capitalized software costs	(6,829)	(6,324)
Net cash used in investing activities	(4,764)	(64,346)

Cash flows from financing activities
Proceeds from borrowings	261,199	340,370
Repayments of borrowings	(101,613)	(397,644)
Proceeds from issuance of common stock under employee stock purchase plan	4,431	5,728
Proceeds from exercise of stock options	9,407	6,672
Taxes paid related to net share settlement of equity awards	—	(6)
Repurchases of common stock	(125,042)	—
Net cash provided by (used in) financing activities	48,382	(44,880)
Change in cash and restricted cash	(276,820)	(22,574)
Cash and restricted cash at beginning of period	1,191,241	532,467
Cash and restricted cash at end of period	$914,421	$509,893

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenue from fees, net	$258,345	$143,689	$572,327	$260,830
Income (loss) from operations	(32,107)	(33,344)	2,726	(165,179)
Operating Margin	(12)%	(23)%	0%	(63)%
Sales and marketing, net of borrower acquisition costs(1)	$11,927	$4,842	$21,562	$16,568
Customer operations, net of borrower verification and servicing costs(2)	6,941	8,079	13,021	18,863
Engineering and product development	57,045	57,974	107,036	168,045
General, administrative, and other	46,940	50,448	90,396	103,111
Interest income and fair value adjustments, net	30,183	7,923	34,029	22,137
Contribution Profit	$120,929	$95,922	$268,770	$163,545
Contribution Margin	47%	67%	47%	63%
_________
(1)Borrower acquisition costs were $93.3 million and $19.0 million for the three months ended June 30, 2022 and 2023, respectively, and were $217.1 million and $38.8 million for the six months ended June 30, 2022 and 2023, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses associated with the January 2023 Plan.
(2)Borrower verification and servicing costs were $44.1 million and $28.7 million for the three months ended June 30, 2022 and 2023, respectively, and were $86.5 million and $58.5 million for the six months ended June 30, 2022 and 2023, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses associated with the January 2023 Plan.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Total revenue	$228,162	$135,766	$538,298	$238,693
Net income (loss)	(29,871)	(28,165)	2,821	(157,419)
Net Income (Loss) Margin	(13)%	(21)%	1%	(66)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$30,836	$33,519	$56,765	$108,545
Depreciation and amortization	3,354	4,425	6,135	10,866
Reorganization expenses	—	—	—	15,536
Expense on convertible notes	1,170	1,176	2,339	2,350
Provision for income taxes	24	18	43	34
Adjusted EBITDA	$5,513	$10,973	$68,103	$(20,088)
Adjusted EBITDA Margin	2%	8%	13%	(8)%
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net income (loss)	$(29,871)	$(28,165)	$2,821	$(157,419)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	30,836	33,519	56,765	108,545
Reorganization expenses	—	—	—	15,536
Adjusted Net Income (Loss)	$965	$5,354	$59,586	$(33,338)
Net income (loss) per share:
Basic	$(0.36)	$(0.34)	$0.03	$(1.91)
Diluted	$(0.36)	$(0.34)	$0.03	$(1.91)
Adjusted Net Income (Loss) per Share:
Basic	$0.01	$0.06	$0.71	$(0.40)
Diluted	$0.01	$0.06	$0.63	$(0.40)
Weighted-average common shares outstanding:
Basic	83,833,963	83,130,638	84,031,109	82,524,403
Diluted	93,340,659	91,026,284	94,509,060	82,524,403
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.